Prudential Sector Funds
Annual period ending 11-30-17
File number: No. 811-03175
SUB-ITEM 77-I
New or Amended Share Classes
PRUDENTIAL SECTOR FUNDS, INC.

ARTICLES SUPPLEMENTARY

      Prudential Sector Funds, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the
"Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST:     Pursuant to authority expressly vested in
the Board of Directors of the Corporation (the "Board of Directors") by the charter of the Corporation (the
"Charter") and Section 2-208 of the Maryland General
Corporation Law, the Board of Directors has classified and designated:

      (a) 90,000,000 authorized but unissued shares of Prudential Jennison Health Sciences Fund Class A Common
Stock (the "Health Sciences Class A Common Stock") as
90,000,000 shares of Prudential Financial Services Fund
Class Q Common Stock (the "Financial Services Class Q
Common Stock");

      (b) 10,000,000 authorized but unissued shares of the Health Sciences Class A Common Stock, 25,000,000 authorized but unissued shares of Prudential Jennison Health Sciences
Fund Class R Common Stock and 15,000,000 authorized but unissued shares of Prudential Financial Services Fund Class
R Common as 50,000,000 shares of Prudential Financial
Services Fund Class T Common Stock (the "Financial Services
Class T Common Stock");

      (c) 20,000,000 authorized but unissued shares of Prudential Jennison Health Sciences Fund Class C Common
Stock, 20,000,000 authorized but unissued shares of Prudential Jennison Health Sciences Fund Class Q Common
Stock, 15,000,000 authorized but unissued shares of Prudential Jennison Utility Fund Class B Common Stock and
15,000,000 authorized but unissued shares of Prudential
Jennison Utility Fund Class C Common Stock as 70,000,000 shares of Prudential Jennison Health Sciences Fund Class T
Common Stock (the "Health Sciences Class T Common Stock");

      (d) 250,000,000 authorized but unissued shares of Prudential Jennison Utility Fund Class A Common Stock as
250,000,000 shares of Prudential Jennison Utility Fund
Class T Common Stock (the "Jennison Utility Class T Common
Stock," and, together with the Financial Services Class T
Common Stock and the Health Sciences Class T Common Stock, the "Class T Common Stock"); and

      (e) 40,000,000 authorized but unissued shares of Prudential Financial Services Fund Class A Common Stock,
5,000,000 authorized but unissued shares of Prudential
Financial Services Fund Class B Common Stock and 30,000,000 authorized but unissued shares of Prudential Financial
Services Fund Class C Common Stock as 75,000,000 shares of
Prudential Jennison Utility Fund Class Q Common Stock (the
"Jennison Utility Class Q Common Stock," and, together with the Financial Services Class Q Common Stock, the "Class Q
Common Stock").

The Class Q Common Stock and the Class T Common Stock shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of the existing class or new class of the applicable series of Common Stock as set forth in the Charter.

      SECOND:     Prior to the classification and
designation in these Articles Supplementary, the total number of shares of all series and classes of stock which the Corporation had authority to issue was 2,000,000,000 shares, $0.01 par value per share, having an aggregate par value of $20,000,000, classified and designated as follows:\

            Prudential Jennison Health Sciences Fund
         Class A Common Stock      175,000,000
      Class B Common Stock    10,000,000
      Class C Common Stock  50,000,000
      Class Q Common Stock      150,000,000
      Class R Common Stock  75,000,000
      Class Z Common Stock      150,000,000
            Prudential Jennison Utility Fund
         Class A Common Stock      750,000,000
      Class B Common Stock  25,000,000
      Class C Common Stock  90,000,000
         Class R Common Stock   75,000,000
         Class Z Common Stock      100,000,000
            Prudential Financial Services Fund
         Class A Common Stock  90,000,000
      Class B Common Stock  10,000,000
      Class C Common Stock  70,000,000
         Class R Common Stock    90,000,000
         Class Z Common Stock  90,000,000


      THIRD:     As classified and designated hereby, the
total number of shares of all series and classes of stock which the Corporation has authority to issue is 2,000,000,000 shares, $0.01 par value per share, having an aggregate par value of $20,000,000, classified and designated as follows:

            Prudential Jennison Health Sciences Fund
         Class A Common Stock  75,000,000
      Class B Common Stock    10,000,000
      Class C Common Stock  30,000,000
      Class Q Common Stock      130,000,000
      Class R Common Stock  50,000,000
      Class Z Common Stock      150,000,000
      Class T Common Stock  70,000,000
            Prudential Jennison Utility Fund
         Class A Common Stock      500,000,000
      Class B Common Stock  10,000,000
      Class C Common Stock  75,000,000
         Class R Common Stock     75,000,000
         Class Z Common Stock      100,000,000
         Class Q Common Stock  75,000,000
         Class T Common Stock      250,000,000
            Prudential Financial Services Fund
         Class A Common Stock  50,000,000
      Class B Common Stock    5,000,000
      Class C Common Stock  40,000,000
         Class R Common Stock     75,000,000
         Class Z Common Stock  90,000,000
         Class Q Common Stock  90,000,000
         Class T Common Stock  50,000,000
      FOURTH:     These Articles Supplementary have been
approved by the Board of Directors in the manner and by the
vote required by law.  These Articles Supplementary do not
increase the total number of authorized shares of stock of
the Corporation.
      FIFTH:     The undersigned officer of the Corporation
acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of [his or her] knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
[SIGNATURES ON FOLLOWING PAGE]






            IN WITNESS WHEREOF, Prudential Sector Funds, Inc.
has caused these Articles Supplementary to be signed in its name and on its behalf by its [Vice President] and witnessed by its [Assistant Secretary] on this 9th day of March, 2017.

ATTEST:                   PRUDENTIAL SECTOR FUNDS, INC.
Jonathan D. Shain              By:/s/Scott E. Benjamin
Name: Jonathan D. Shain         Name: Scott E. Benjamin
Title: [Assistant Secretary]     Title: [Vice President]